                                                                       EXHIBIT 5


                      [LETTERHEAD OF EDMUND A. HAMBURGER



                                                                October 28, 1996

  Harmony Holdings, Inc.
  1990 Westwood Boulevard
  Suite 310
  Los Angeles, CA 90025

                           Re: Shares of Common Stock
                  issuable upon exercise of Class C Warrants

  Dear Sirs:

            I have acted as your special counsel in connection with the registration under the Securities Act of 1933, as amended (the "Act"),of 329,050 shares of the Common Stock, par value $.01 per share (hereinafter referred to as Common Stock), of your corporation, issuable upon the exercise of Class C Warrants heretofore issued by your corporation.

            The shares of Common Stock, when issued and paid for upon the exercise of the Class C Warrants, in accordance with the terms thereof and as described in the Prospectus included as part of the Registration Statement filed with the Securities and Exchange Commission under the Act relating to such shares, will be legally and validly issued, full paid and non-assessable.

            I hereby consent to the reference to my professional corporation in the Prospectus under "Legal Matters".

                                      Very truly yours,


                                      Edmund A. Hamburger